Exhibit 16.1

Crowe Horwath LLP Independent Member Crowe Horwath International 101 East Kennedy Boulevard, Suite 1250 Tampa, Florida 33602-5197 Tel 813.223.1316 Fax 813.229.5952 www.crowehorwath.com

April 5, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 (a) of Form 8-K of Nobility Homes, Inc. dated April 5, 2013 and are in agreement with those statements.

Crowe Horwath LLP

Tampa, Florida

cc:	Robert Saltsman

Audit Committee Chairman

Nobility Homes, Inc.